Exhibit 99.1

Clovervale Farms, Inc. and Affiliates

Consolidated and Combined Financial Statements as of
December 31, 2005 and 2004, and for the Years Ended
December 31, 2005, 2004, and 2003, and
Report of Independent Registered Public Accounting Firm

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS:

Consolidated and Combined Balance Sheets as of December 31, 2005 and 2004	2

Consolidated and Combined Statements of Operations for the Years Ended December 31, 2005, 2004 and 2003
3
Consolidated and Combined Statements of Shareholder Equity for the Years Ended December 31, 2005, 2004 and 2003
4
Consolidated and Combined Statements of Cash Flows for the Years Ended December 31, 2005, 2004 and 2003
5
Notes to Consolidated and Combined Financial Statements	6–14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of
Pierre Foods, Inc.
Cincinnati, Ohio

We have audited the accompanying consolidated and combined balance sheets of Clovervale Farms, Inc. and Affiliates (collectively, the “Company”) as of December 31, 2005 and 2004, and the related consolidated and combined statements of operations, shareholder equity, and cash flows for the years ended December 31, 2005, 2004, and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated and combined financial statements, the Company adopted Financial Accounting Standards Board Interpretation Number 46 (R), Consolidation of Variable Interest Entities, and accordingly began consolidating a certain affiliated company.

As discussed in Note 15, the Company was acquired on August 21, 2006.

In our opinion, such consolidated and combined financial statements present fairly, in all material respects, the financial position of Clovervale Farms, Inc. and Affiliates at December 31, 2005 and 2004, and the results of their operations and cash flows for the years ended December 31, 2005, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & TOUCHE LLP

Cincinnati, Ohio

November 6, 2006

CLOVERVALE FARMS, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS:
Cash	$725,172	$49,429
Accounts receivable—net	2,383,806	2,102,349
Inventories	2,527,748	2,237,818
Refundable income taxes	22,315	137,230
Deferred income taxes	64,623	680,003
Prepaid expenses and other current assets	32,121	46,076

Total current assets	5,755,785	5,252,905

PLANT, PROPERTY AND EQUIPMENT—NET	7,770,235	5,375,619

OTHER ASSETS:
Deposits	1,000	1,000
Cash surrender value of officer’s life insurance	75,551	68,804

TOTAL ASSETS	$13,602,571	$10,698,328

LIABILITIES AND SHAREHOLDER EQUITY
CURRENT LIABILITIES:
Line of credit	$—	$934,733
Current installments of long-term debt	301,983	130,733
Trade accounts payable	820,710	1,269,667
Other accrued liabilities	600,050	378,286

Total current liabilities	1,722,743	2,713,419

DEFERRED INCOME TAXES	719,818	778,845
LONG-TERM DEBT—Less current installments	4,443,350	1,699,534

Total liabilities	6,885,911	5,191,798

COMMITMENTS AND CONTINGENCIES	—	—

MINORITY INTEREST	270,604	76,581

SHAREHOLDER EQUITY :
Common stock without par value—250 shares authorized; 125 shares and 126 shares issued and outstanding at December 31, 2005 and 2004, respectively	7,500	7,500
Additional paid-in capital	3,304	3,304
Retained earnings	7,504,617	6,444,145
Treasury stock—125 shares and 124 shares at December 31, 2005 and 2004, respectively	(1,069,365)	(1,025,000)

Total shareholder equity	6,446,056	5,429,949

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$13,602,571	$10,698,328

See notes to consolidated and combined financial statements.

CLOVERVALE FARMS, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

	2005	2004	2003

REVENUES—Net	$26,019,827	$19,488,208	$18,750,411

COSTS AND EXPENSES:
Cost of goods sold	17,722,731	14,698,230	13,730,487
Selling, general and administrative expenses	5,045,620	4,491,886	4,525,189
Depreciation	1,080,292	1,139,664	704,823
Gain on disposition of plant, property and equipment—net	—	—	(5,145)

Total costs and expenses	23,848,643	20,329,780	18,955,354

OPERATING INCOME (LOSS)	2,171,184	(841,572)	(204,943)

INTEREST EXPENSE AND OTHER INCOME:
Interest expense	239,683	136,578	19,857
Other income	(7,627)	(3,400)	(3,078)

Interest expense and other income, net	232,056	133,178	16,779

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT) AND MINORITY INTEREST	1,939,128	(974,750)	(221,722)

INCOME TAX PROVISION (BENEFIT)	683,667	(449,825)	(148,131)

INCOME (LOSS) BEFORE MINORITY INTEREST	1,255,461	(524,925)	(73,591)

INCOME ATTRIBUTABLE TO MINORITY INTEREST	194,989	182,738	185,270

NET INCOME (LOSS)	$1,060,472	$(707,663)	$(258,861)

See notes to consolidated and combined financial statements.

CLOVERVALE FARMS, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED STATEMENTS OF SHAREHOLDER EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

		Additional			Total
	Common	Paid-in	Retained	Treasury	Shareholder
	Stock	Capital	Earnings	Stock	Equity

BALANCE—December 31, 2002	$7,500	$3,304	$7,410,669	$(1,025,000)	$6,396,473

Net loss	—	—	(258,861)	—	(258,861)

BALANCE—December 31, 2003	7,500	3,304	7,151,808	(1,025,000)	6,137,612

Net loss	—	—	(707,663)	—	(707,663)

BALANCE—December 31, 2004	7,500	3,304	6,444,145	(1,025,000)	5,429,949

Net income	—	—	1,060,472	—	1,060,472

Purchase of treasury share	—	—	—	(44,365)	(44,365)

BALANCE—December 31, 2005	$7,500	$3,304	$7,504,617	$(1,069,365)	$6,446,056

See notes to consolidated and combined financial statements.

CLOVERVALE FARMS, INC. AND AFFILIATES

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

	2005	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,060,472	$(707,663)	$(258,861)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	1,080,292	1,139,664	704,823
Minority interest	194,989	182,738	185,270
Change in deferred income taxes	556,353	(449,826)	328,668
Gain on disposition of plant, property and equipment—net	—	—	(5,145)
(Increase) decrease in other noncurrent assets	(6,747)	19,128	14,760
Changes in operating assets and liabilities providing (using) cash:
Accounts receivable	(281,457)	(253,098)	144,568
Inventories	(289,930)	39,201	166,981
Prepaid expenses, refundable income taxes and other current assets	128,870	387,110	(511,186)
Trade accounts payable	(448,957)	(5,671)	810,124
Other accrued liabilities	221,764	101,923	(142,533)

Net cash provided by operating activities	2,215,649	453,506	1,437,469

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of assets to others	—	—	48,400
Purchases of property, plant, and equipment	(200,859)	(347,496)	(3,909,913)

Net cash used in investing activities	(200,859)	(347,496)	(3,861,513)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on line of credit	263,127	1,441,421	1,386,288
Payments on line of credit	(1,197,860)	(1,144,220)	(748,756)
Borrowings of long-term debt			1,961,000
Repayments of long-term debt	(202,089)	(227,215)	(136,484)
Purchase of treasury stock	(44,365)	—	—
Contributions made by Affiliate member	13,140	—	—
Distributions paid to Affiliate shareholders	(171,000)	(178,500)	(180,158)

Net cash (used in) provided by financing activities	(1,339,047)	(108,514)	2,281,890

NET INCREASE (DECREASE) IN CASH	675,743	(2,504)	(142,154)

CASH—Beginning of year	49,429	51,933	194,087

CASH—End of year	$725,172	$49,429	$51,933

See notes to consolidated and combined financial statements.

CLOVERVALE FARMS, INC. AND AFFILIATES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

1.                      BASIS OF PRESENTATION

Description of Business—Clovervale Farms, Inc. (the “Company” or “Clovervale”) has operations in Amherst, Ohio and Easley, South Carolina and manufactures and sells a variety of food items including individually proportioned entrees, vegetables, sandwiches, fruits, cobblers, peanut butter and jelly bars, sandwiches and cups, sherbets, apple sauce, and other similar products through various customer channels including schools, military, hospitals, and senior citizen meal programs.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—Clovervale Farms, Inc. includes the accounts of its wholly-owned subsidiaries, Chefs Pantry, Inc. and Clovervale Transportation, Inc. The accompanying consolidated and combined financial statements include Clovervale Farms, Inc. as well as the accounts of affiliated entities, Cawrse Properties, LLC and Clovervale Realty, Inc. (“Cawrse Properties” and “Realty”, respectively; collectively, the “Affiliates”). All intercompany transactions have been eliminated.

Financial Accounting Standards Board Interpretation Number 46 (R), Consolidation of Variable Interest Entities (“FIN 46 (R)”) establishes consolidation criteria for entities for which control is not easily discernable under Accounting Research Bulletin 51, Consolidated Financial Statements (“ARB 51”). Under FIN 46 (R), an enterprise shall consolidate a variable interest entity if that enterprise has a variable interest (or combination of variable interests) that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both. Although the Company does not own any membership units of Cawrse Properties, the results of operations for Cawrse Properties are included in the accompanying 2005 consolidated and combined statement of operations from its formation forward, due to the variable interest in Cawrse Properties. Cawrse Properties was formed in August 2005 and in conjunction with its formation, the land, building and improvements at Amherst, Ohio, and related long-term debt, were contributed by the sole shareholder of the Company to Cawrse Properties in exchange for membership units of Cawrse Properties. Cawrse Properties owns and leases the Amherst, Ohio facility to the Company and the Company has guaranteed the debt of Cawrse Properties.

Although the Company does not own any shares of stock and does not have a variable interest in Realty, Realty is combined for all three fiscal years presented in the accompanying financial statements. Realty is affiliated with the Company through common ownership and the operations of Realty are solely for the purposes of the Company. Realty has been combined under provisions of ARB 51.

Creditors of the Affiliates have no recourse other than the net assets of the Affiliates included in the accompanying consolidated and combined financial statements. Shareholder’s equity and members equity accounts of Realty and Cawrse Properties, respectively, and changes therein, are recorded as minority interest in the accompanying consolidated and combined balance sheets. All earnings/loss of the Affiliates are reflected as minority interest expense in the accompanying consolidated and combined statements of operations.

Cash—For financial statement presentation purposes, the Company presents book overdrafts, principally outstanding checks in excess of cash on hand with the same financial institution, as accounts payable. There were no overdrafts as of December 31, 2005. Amounts included within accounts payable at December 31, 2004 which represent outstanding checks approximated $477,000.

Inventories—Inventories are stated at the lower of cost (first-in, first-out) or market.

Plant, Property and Equipment—Plant, property and equipment are stated at cost. Expenditures for maintenance and repairs which do not significantly extend the useful lives of assets are charged to operations whereas additions and betterments, including interest costs incurred during construction, which was not material for any year presented, are capitalized.

Depreciation of plant, property and equipment is provided over the estimated useful lives of the respective assets on the straight-line basis. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the terms of the respective leases. Depreciation expense is recorded as a separate line item in the consolidated and combined statements of operations. Cost of goods sold and selling, general and administrative expenses exclude depreciation expense. Depreciation expense excluded from cost of goods sold totaled approximately $949,000, $988,000 and $552,000 during fiscal years ended December 31, 2005, 2004, and 2003, respectively.

The Company evaluates the carrying values of long-lived assets for impairment by assessing recoverability based on forecasted operating cash flows on an undiscounted basis in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, and determined no impairment existed at December 31, 2005 and 2004.

Revenue Recognition—The Company records revenues from its sales of food processing products at the time title transfers. Standard shipping terms are FOB shipping point. Based on these terms, title passes at the time the product is shipped to the customer. Revenue is recognized as the net amount to be received by the Company after deductions for estimated discounts and other allowances. These estimates are based on historical trends and expected future payments.

Concentration of Credit Risk and Significant Customers—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company encounters a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Sales to the Company’s largest customer were approximately 20% of net revenues in fiscal 2005, and were transactions of a one-time nature. No individual customers made up greater than 10% of net revenues in either fiscal 2004 or 2003, respectively. Accounts receivable at December 31, 2005 included receivables from two customers totaling $315,000 and $286,000, respectively. Accounts receivable at December 31, 2004 included receivables from two customers totaling $430,000 and $309,000, respectively. In addition, a significant portion of the Company’s sales are made to primary and secondary schools throughout the United States of America.

Advertising Costs—The Company expenses advertising costs as incurred. Advertising expense for fiscal years ended December 31, 2005, 2004, and 2003 was approximately $80,400, $93,100, and $89,900, respectively.

Income Taxes—Income taxes are provided for temporary differences between the tax and financial accounting bases of assets and liabilities using the asset and liability method. The tax effects of such differences are reflected in the balance sheet at the enacted tax rate applicable to the years when such differences are scheduled to reverse. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

Distribution Expense—The Company expenses distribution costs as incurred. These costs consist primarily of freight costs incurred for delivery, and are included in selling, general and administrative expense. Distribution expense included in operations for fiscal years ended December 31, 2005, 2004, and 2003 was approximately $1,806,000, $1,573,000, and $1,567,000, respectively.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include sales discounts and allowances, inventory reserves, and useful lives of tangible assets. Actual results could differ from those estimates.

3.                      ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2005 and 2004, consist of the following:

	2005	2004

Trade accounts receivable (less allowance for doubtful receivables of $131,800 and $73,955 at December 31, 2005 and 2004, respectively)	$2,374,248	$2,098,349
Other receivables	9,558	4,000

	$2,383,806	$2,102,349

4.                      INVENTORIES

A summary of inventories at December 31, 2005 and 2004, by major classification, follows:

	2005	2004

Raw materials (ingredients)	$617,472	$725,553
Packaging	511,906	405,269
Finished goods	1,398,370	1,106,996

	$2,527,748	$2,237,818

5.                      PLANT, PROPERTY AND EQUIPMENT

The major components of plant, property and equipment at December 31, 2005 and 2004, are as follows:

	Estimated
	Useful Life	2005	2004

Land		$440,925	$69,058
Buildings and improvements	5–39 years	4,065,756	1,022,246
Plant equipment	5–10 years	10,911,346	10,719,490
Delivery equipment	5–7 years	1,498,744	1,498,742
Furniture and fixtures	5–10 years	613,817	604,592

Total		17,530,588	13,914,128

Less accumulated depreciation		9,760,353	8,538,509

		$7,770,235	$5,375,619

6.                      OTHER ACCRUED LIABILITIES

Other accrued liabilities at December 31, 2005 and 2004, consisted of:

	2005	2004

Payroll, payroll taxes, bonus, and benefits	$150,013	$97,607
Personal property and real estate taxes	220,000	238,710
Discretionary profit sharing contributions	175,000
Other	55,037	41,969

	$600,050	$378,286

7.                      FINANCING ARRANGEMENTS

Long-term debt at December 31, 2005 and 2004, is comprised of the following:

	2005	2004
Line of Credit with Bank
Revolving line of credit, maximum borrowings of $1,500,000, with interest at prime rate (7.25% and 5.25% at December 31, 2005 and 2004, respectively) and payable monthly, expiring May 1, 2006, subject to annual renewal.	$—	$934,733
Term Loans
$3,450,000 term loan, with interest at prime rate, payable in monthly installments of $14,271 in principal plus interest (7.25% and 5.25% at December 31, 2005 and 2004, respectively), maturing December 13, 2023.	$3,045,799	$—
$1,961,000 term loan, with interest at prime rate, payable in monthly installments of $10,894 in principal plus interest (7.25% and 5.25% at December 31, 2005 and 2004, respectively), maturing October 14, 2018.	1,699,534	1,830,267

Total term Loans	4,745,333	1,830,267

Less current installments	301,983	130,733

Total	$4,443,350	$1,699,534

Debt is secured by accounts receivable, inventory, equipment, the Amherst, Ohio building (owned by Cawrse Properties) and related improvements, and is guaranteed by the sole shareholder of Clovervale.

Maturities of long-term debt:
2006	$301,983
2007	301,983
2008	301,983
2009	301,983
2010	301,983
Thereafter	3,235,418

Total	$4,745,333

In conjunction with the August 21, 2006 acquisition by Pierre Foods, Inc. of the Company and certain real estate held by Cawrse Properties and Realty (see Note 15), long-term debt was repaid.

8.                      INCOME TAXES

The income tax provision (benefit) is summarized as follows:

	2005	2004	2003

Currently payable (refundable)	$127,314	$—	$(476,799)
Deferred	556,353	(449,825)	328,668

Provision (benefit)	$683,667	$(449,825)	$(148,131)

Actual income tax provision (benefit) is different from amounts computed by applying a statutory federal income tax rate to income or loss. The computed amount is reconciled to total income tax provision (benefit), as follows:

	2005		2004		2003
	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income

Computed provision (benefit) at statutory rate	$659,304	34.0%	$(331,416)	(34.0)%	$(75,385)	(34.0)%
Tax effect resulting from:
State and local income taxes	96,956	5.0%	(48,739)	(5.0)%	(11,087)	(5.0)%
Income tax provision associated with income of the Affiliates	(76,046)	(3.9)%	(71,269)	(7.3)%	(72,255)	(32.6)%
Permanent differences	3,453	0.2%	1,599	0.2%	10,596	4.8%

Total	$683,667	35.3%	$(449,825)	(46.1)%	$(148,131)	(66.8)%

The approximate tax effect of each type of temporary difference and carryforward that gave rise to the Company’s deferred income tax assets and liabilities at December 31, 2005 and 2004 is as follows:

	2005			2004
	Assets	Liabilities	Total	Assets	Liabilities	Total

Current:
Allowance for doubtful receivables	$51,402	$—	$51,402	$28,842	$—	$28,842
Inventory	13,221	—	13,221	13,221	—	13,221
Loss carryforward				637,940		637,940
	64,623		64,623	680,003		680,003

Non-current:
Plant, property and equipment	—	(719,818)	(719,818)	—	(778,845)	(778,845)
	$64,623	$(719,818)	$(655,195)	$680,003	$(778,845)	$(98,842)

During the year ended December 31, 2005, federal and state loss carryovers of approximately $1,636,000 available at December 31, 2004 were used to offset federal and state taxable income. No loss carryforwards remain at December 31, 2005. During the year ended December 31, 2003, the Company carried back a portion of the federal and state losses generated in fiscal year 2003 to fiscal years 2002 and 2001, and subsequently recorded income taxes refundable for income taxes paid for 2002 and 2001.

Subsequent to December 31, 2005, Clovervale elected for federal and some state income tax purposes to include its taxable income with that of its shareholder (an S Corporation election).

Realty has elected for federal and some state income tax purposes to include its taxable income with that of its shareholders (an S Corporation election). Cawrse Properties is a limited liability company and, therefore, the related results of operations are included in the determination of the taxable income or loss of its member.

9.                      LEASED PROPERTIES

During the fiscal years ended December 31, 2004 and 2003, as well as the period January 1, 2005 to July 31, 2005, the Company leased warehouse and office facilities (Amherst, Ohio — 2005, 2004, and 2003; and Lorain, Ohio — 2003) from the Company’s sole shareholder under an operating lease with an original term of twenty years. The shareholder had a $3,450,000 term note with the bank for which the Amherst, Ohio office and warehouse facility was collateral and the note was guaranteed by Clovervale. Upon formation of Cawrse Properties in August 2005, the leased property and related debt was contributed to Cawrse Properties by the shareholder and the lease agreement was assigned to Cawrse Properties. Rent expense paid to Cawrse Properties after its formation has been eliminated with the consolidation of this affiliate during the year ended December 31, 2005. Rent expense paid to the shareholder prior to the formation of Cawrse Properties in 2005, and during the fiscal years ended December 31, 2004 and 2003, was approximately $178,000, $285,000 and $202,000, respectively.

The Company also leases certain storage areas and equipment under short-term, cancellable lease arrangements.

10.               EMPLOYEE BENEFITS

The Company maintains a 401(k) Retirement Plan for its employees, which provides that the Company will make contributions to the plan at the discretion of management. The Company’s discretionary contributions were approximately $175,000 for the year ended December 31, 2005. No contributions were declared or made to the plan for the years ended December 31, 2004 and 2003.

11.               DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company’s nonderivative financial instruments consist primarily of cash, trade accounts receivable, trade accounts payable, line of credit with a bank and long-term debt. The estimated fair values of the financial instruments have been determined by the Company using available market information. Considerable judgment is required, however, to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2005, 2004, and 2003, the carrying (book) values of each of the nonderivative financial instruments recorded in the Company’s consolidated and combined balance sheet are considered representative of fair value due to variable interest rates, and/or short terms to maturity or short length of time outstanding.

12.               COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings. Management believes, based on the advice of legal counsel, that the outcome of such proceedings will not have a material adverse effect on the Company’s financial position or future results of operations and cash flows.

13.               MINORITY INTEREST

Shareholders’ equity and member’s equity accounts of Realty and Cawrse Properties, respectively, and changes therein, are recorded as minority interest in the accompanying consolidated and combined balance sheets. All earnings/loss of the Affiliates are reflected as minority interest expense in the accompanying consolidated and combined statements of operations. The following is a summary of the changes in minority interest for the years ended December 31, 2005 and 2004:

Balance as of December 31, 2003	$72,343
Net income of Affiliates	182,738
Distributions to Affiliate shareholders	(178,500)

Balance as of December 31, 2004	$76,581

Net income of Affiliates	194,989
Consolidation of Cawrse Properties	156,894
Distributions to Affiliate shareholders	(171,000)
Contributions by member	13,140

Balance as of December 31, 2005	$270,604

14.               SUPPLEMENTAL CASH FLOW INFORMATION—CASH PAID AND NON-CASH TRANSACTIONS

Cash paid for interest and income taxes, and noncash transactions are as follows:

	2005	2004	2003

Cash paid during the period for:
Interest	$234,147	$126,834	$35,957

Income taxes	$21,576	$24,683	$12,081

Non-cash transactions:
Increase in plant, property and equipment, net from the consolidation of Cawrse Properties	$3,274,049

Increase in long-term debt from the consolidation of Cawrse Properties	$3,117,155

Increase in minority interest from the consolidation of Cawrse Properties	$156,894

15.               SUBSEQUENT EVENT

Effective August 21, 2006, pursuant to a Share and Asset Purchase Agreement dated August 18, 2006, Pierre Foods Inc. acquired all of the outstanding shares of stock of Clovervale, its subsidiaries, and certain of the real property used in its business (held by Realty and Cawrse Properties). The preliminary aggregate purchase price was $22,800,000, which was paid in cash at the closing. After repayment of indebtedness and other post-closing adjustments, the net purchase price was $21,800,000 and is subject to a post-closing working capital adjustment. The accompanying consolidated and combined financial statements do no reflect any purchase price adjustments that may result from this acquisition.

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